                                                                 Exhibit 2(k)(i)

                                     FORM OF
                         STOCK TRANSFER AGENCY AGREEMENT

         AGREEMENT, made as of March 10, 2005, by and between Cohen & Steers Worldwide Realty Income Fund, Inc., a corporation organized and existing under the laws of the State of Maryland (hereinafter referred to as the "Customer"), and THE BANK OF NEW YORK, a New York trust company (hereinafter referred to as the "Bank").

                              W I T N E S S E T H:

         That for and in consideration of the mutual promises hereinafter set forth, the parties hereto covenant and agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Whenever used in this Agreement, the following words and phrases shall have the following meanings:

         1. "Business Day" shall be deemed to be each day on which the Bank is open for business.

         2. "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Bank by the Customer which is signed by any Officer, as hereinafter defined, and actually received by the Bank.

         3. "Officer" shall be deemed to be the Customer's Chief Executive Officer, President, any Vice President, the Secretary, the Treasurer, the Controller, any Assistant Treasurer, and any Assistant Secretary duly authorized by the Board of Directors of the Customer to execute any Certificate, instruction, notice or other instrument on behalf of the Customer and named in a Certificate, as such Certificate may be amended from time to time.

         4. "Plan" shall mean the Dividend Reinvestment Plan of the Customer.

         5. "Shares" shall mean the Customer's Common Shares, $.001 par value per share.

                                   ARTICLE II
                               APPOINTMENT OF BANK

         1. The Customer hereby constitutes and appoints the Bank as its agent to perform the services described herein and as more particularly described in
Schedule I attached hereto (the "Services"), and the Bank hereby accepts appointment as such agent and agrees to perform the Services in accordance with the terms hereinafter set forth.

         2. In connection with such appointment, the Customer shall deliver the following documents to the Bank:

         (a) A certified copy of the Certificate of Incorporation or other document evidencing the Customer's form of organization (the "Charter") and all amendments thereto;

         (b)      A certified copy of the By-Laws of the Customer;

         (c) A certified copy of a resolution of the Board of Directors of the Customer appointing the Bank to perform the Services and authorizing the execution and delivery of this Agreement;

         (d) A Certificate signed by the Secretary of the Customer specifying: the number of authorized Shares, the number of such authorized Shares issued and currently outstanding, and the names and specimen signatures of all persons duly authorized by the Board of Directors of the Customer to execute any Certificate on behalf of the Customer, as such Certificate may be amended from time to time;

         (e) A Specimen Share certificate for each class of Shares in the form approved by the Board of Directors of the Customer, together with a Certificate signed by the Secretary of the Customer as to such approval and covenanting to supply a new such Certificate and specimen whenever such form shall change;

         (f) An opinion of counsel for the Customer, in a form satisfactory to the Bank, with respect to the validity of the authorized and outstanding Shares, the obtaining of all necessary governmental consents, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable law or regulation (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefor);

         (g) A list of the name, address, social security or taxpayer identification number of each Shareholder, number of Shares owned, certificate numbers, and whether any "stops" have been placed; and

         (h) An opinion of counsel for the Customer, in a form satisfactory to the Bank, with respect to the due authorization by the Customer and the validity and effectiveness of the use of facsimile signatures by the Bank in connection with the countersigning and registering of Share certificates of the Customer.

         3. The Customer shall furnish the Bank with a sufficient supply of blank Share certificates and from time to time will renew such supply upon request of the Bank. Such blank Share certificates shall be properly signed, by facsimile or otherwise, by Officers of the Customer authorized by law or by the By-Laws to sign Share certificates, and, if required, shall bear the corporate seal or a facsimile thereof.


         4. Customer acknowledges that the Bank is subject to the customer identification program requirements under the USA PATRIOT Act and its implementing regulations, and that the Bank must obtain, verify and record information that allows the Bank to identify Customer. Accordingly, prior to opening an Account hereunder the Bank may request information (including but not limited to the Customer's name, physical address, tax identification number and other information) that will help the Bank to identify the organization such as organizational documents, certificate of good standing, license to do business, or any other information that will allow the Bank to identify Customer. Customer agrees that the Bank cannot open an Account hereunder unless and until the Bank verifies Customer's identity in accordance with its Customer Identification Program.

                                   ARTICLE III
                      AUTHORIZATION AND ISSUANCE OF SHARES

         1. The Customer shall deliver to the Bank the following documents on or before the effective date of any increase, decrease or other change in the total number of Shares authorized to be issued:

         (a) A certified copy of the amendment to the Charter giving effect to such increase, decrease or change;

         (b) An opinion of counsel for the Customer, in a form satisfactory to the Bank, with respect to the validity of the Shares, the obtaining of all necessary governmental consents, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulations (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefor); and

         (c) In the case of an increase, if the appointment of the Bank was theretofore expressly limited, a certified copy of a resolution of the Board of Directors of the Customer increasing the authority of the Bank.

         2. Prior to the issuance of any additional Shares pursuant to stock dividends, stock splits or otherwise, and prior to any reduction in the number of Shares outstanding, the Customer shall deliver the following documents to the
Bank:

         (a) A certified copy of the resolutions adopted by the Board of Directors and/or the shareholders of the Customer authorizing such issuance of additional Shares of the Customer or such reduction, as the case may be;

         (b) A certified copy of the order or consent of each governmental or regulatory authority required by law as a prerequisite to the issuance or reduction of such Shares, as the case may be, and an opinion of counsel for the Customer that no other order or consent is required; and

         (c) An opinion of counsel for the Customer, in a form satisfactory to the Bank, with respect to the validity of the Shares, the obtaining of all necessary governmental consents, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable law or regulation (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective, or, if exempt, the specific grounds therefor).

                                   ARTICLE IV
                     RECAPITALIZATION OR CAPITAL ADJUSTMENT

         1. In the case of any negative stock split, recapitalization or other capital adjustment requiring a change in the form of Share certificates, the Bank will issue Share certificates in the new form in exchange for, or upon transfer of, outstanding Share certificates in the old form, upon receiving:

         (a) A Certificate authorizing the issuance of Share certificates in the new form;

         (b) A certified copy of any amendment to the Charter with respect to the change;

         (c) Specimen Share certificates for each class of Shares in the new form approved by the Board of Directors of the Customer, with a Certificate signed by the Secretary of the Customer as to such approval;

         (d) A certified copy of the order or consent of each governmental or regulatory authority required by law as a prerequisite to the issuance of the Shares in the new form, and an opinion of counsel for the Customer that the order or consent of no other governmental or regulatory authority is required; and

         (e) An opinion of counsel for the Customer, in a form satisfactory to the Bank, with respect to the validity of the Shares in the new form, the obtaining of all necessary governmental consents, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable law or regulation (i.e., if subject to registration, that the Shares have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefor).

         2. The Customer shall furnish the Bank with a sufficient supply of blank Share certificates in the new form, and from time to time will replenish such supply upon the request of the Bank. Such blank Share certificates shall be properly signed, by facsimile or otherwise, by Officers of the Customer authorized by law or by the By-Laws to sign Share certificates and, if required, shall bear the corporate seal or a facsimile thereof.

                                    ARTICLE V
                         ISSUANCE AND TRANSFER OF SHARES

         1. The Bank will issue Share certificates upon receipt of a Certificate from an Officer, but shall not be required to issue Share certificates after it has received from an appropriate federal or state authority written notification that the sale of Shares has been suspended or discontinued, and the Bank shall be entitled to rely upon such written notification. The Bank shall not be responsible for the payment of any original issue or other taxes required to be paid by the Customer in connection with the issuance of any Shares.

         2. Shares will be transferred upon presentation to the Bank of Share certificates in form deemed by the Bank properly endorsed for transfer, accompanied by such documents as the Bank deems necessary to evidence the authority of the person making such transfer, and bearing satisfactory evidence of the payment of applicable stock transfer taxes. In the case of small estates where no administration is contemplated, the Bank may, when furnished with an appropriate surety bond, and without further approval of the Customer, transfer Shares registered in the name of the decedent where the current market value of the Shares being transferred does not exceed such amount as may from time to time be prescribed by the various states. The Bank reserves the right to refuse to transfer Shares until it is satisfied that the endorsements on Share certificates are valid and genuine, and for that purpose it may require, unless otherwise instructed by an Officer of the Customer, a guaranty of signature by an "eligible guarantor institution" meeting the requirements of the Bank, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Bank in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended. The Bank also reserves the right to refuse to transfer Shares until it is satisfied that the requested transfer is legally authorized, and it shall incur no liability for the refusal in good faith to make transfers which the Bank, in its judgment, deems improper or unauthorized, or until it is satisfied that there is no basis to any claims adverse to such transfer. The Bank may, in effecting transfers of Shares, rely upon those provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the Uniform Commercial Code, as the same may be amended from time to time, applicable to the transfer of securities, and the Customer shall indemnify the Bank for any act done or omitted by it in good faith in reliance upon such laws.

         3. All certificates representing Shares that are subject to restrictions on transfer (e.g., securities acquired pursuant to an investment representation, securities held by controlling persons, securities subject to stockholders' agreement, etc.), shall be stamped with a legend describing the extent and conditions of the restrictions or referring to the source of such restrictions. The Bank assumes no responsibility with respect to the transfer of restricted securities where counsel for the Customer advises that such transfer may be properly effected.

                                   ARTICLE VI
                           DIVIDENDS AND DISTRIBUTIONS

         1. The Customer shall furnish to the Bank a copy of a resolution of its Board of Directors, certified by the Secretary or any Assistant Secretary, either (i) setting forth the date of the declaration of a dividend or distribution, the date of accrual or payment, as the case may be, the record date as of which shareholders entitled to payment, or accrual, as the case may be, shall be determined, the amount per Share of such dividend or distribution, the payment date on which all previously accrued and unpaid dividends are to be paid, and the total amount, if any, payable to the Bank on such payment date, or
(ii) authorizing the declaration of dividends and distributions on a periodic basis and authorizing the Bank to rely on a Certificate setting forth the information described in subsection (i) of this paragraph.

         2. Prior to the payment date specified in such Certificate or resolution, as the case may be, the Customer shall, in the case of a cash dividend or distribution, pay to the Bank an amount of cash, sufficient for the Bank to make the payment, specified in such Certificate or resolution, to the shareholders of record as of such payment date. The Bank will, upon receipt of any such cash, (i) in the case of shareholders who are participants in a dividend reinvestment and/or cash purchase plan of the Customer, reinvest such cash dividends or distributions in accordance with the terms of such plan, and
(ii) in the case of shareholders who are not participants in any such plan, make payment of such cash dividends or distributions to the shareholders of record as of the record date by mailing a check, payable to the registered shareholder, to the address of record or dividend mailing address. The Bank shall not be liable for any improper payment made in accordance with a Certificate or resolution described in the preceding paragraph. If the Bank shall not receive sufficient cash prior to the payment date to make payments of any cash dividend or distribution pursuant to subsections (i) and (ii) above to all shareholders of the Customer as of the record date, the Bank shall, upon notifying the Customer, withhold payment to all shareholders of the Customer as of the record date until sufficient cash is provided to the Bank.

         3. It is understood that the Bank shall in no way be responsible for the determination of the rate or form of dividends or distributions due to the shareholders.

         4. It is understood that the Bank shall file such appropriate information returns concerning the payment of dividends and distributions with the proper federal, state and local authorities as are required by law to be filed by the Customer but shall in no way be responsible for the collection or withholding of taxes due on such dividends or distributions due to shareholders, except and only to the extent required of it by applicable law.


                                   ARTICLE VII
                           DIVIDEND REINVESTMENT PLAN

         1. The Bank will act as administrator of the Plan. Pursuant to the Plan, each shareholder will have all distributions of dividends and capital gains automatically reinvested in additional shares by the Bank, as plan administrator, unless they elect not to participate in the Plan ("Opt-Out") by signing and returning to the Bank a notice in the form attached as Exhibit A hereto. Shareholders who do not Opt-Out of the Plan are hereinafter referred to as "Participants." The Bank agrees to inform the Customer of the amount of Shares held by the Plan on the record date of any distribution declared by the Customer. In addition, at the request of the Customer, the Bank will provide the Customer with such reasonable information regarding the Plan as the Customer may from time to time request.

         2. The Bank will maintain an account for each Participant under the Plan in the same name as the Shares of the Participant are registered, and will put into effect for each Participant the distribution reinvestment option of the Plan as of the first record date for any dividend or distribution to shareholders.

         3. Whenever the Customer declares a dividend or distribution payable either in Shares or in cash, Participants will receive the equivalent in Shares as described in Paragraph 4 below.

         4. (a) If the market price per Share plus brokerage commissions as set forth on Schedule A hereto is equal to or exceeds ("NAV") per share as certified to the Bank on the payable date of the dividend or distribution (the "Valuation Date"), the Customer will issue to the Bank for the account of the Participants the amount of Shares, including fractional Shares, at a per share price equal to the higher of (A) NAV or (B) 95% of the closing market price per Share on the Valuation Date and the Bank will credit the accounts of the Participants with such Shares in accordance with their respective entitlements.

           (b) If the market price per Share plus brokerage commissions as set forth on Schedule A hereto on the Valuation Date is less than the NAV per Share, the Customer will pay the cash amount of such dividend or distribution to the Bank and the Bank will purchase a sufficient number of full and fractional

Shares to satisfy the obligations under the Plan with respect to each Participant's account. The Bank shall complete such Plan purchases as soon as practicable after the Valuation Date and in no event later than 30 days after such date. Purchases and/or sales are usually made through a broker affiliated with the Bank.

         5. In making purchases for a Participant's account, the Bank will commingle a Participant's funds with those of other Participants and the price per share allocable to each Participant in connection with such purchases shall be the average price (including brokerage commissions) of all Shares purchased by the Bank. The average price per Share plus estimated brokerage commissions may, due to market fluctuations, be greater than the NAV per Share on the Valuation Date, resulting in the acquisition of fewer Shares than if the dividend or distribution had been paid through new issuances. It is understood that the rules and regulations of the Securities and Exchange Commission may under certain conditions require limitation or temporary suspension of market purchases of Shares under the Plan. The Bank shall not be accountable for its inability to make purchases during such period.

         6. Participants' funds held uninvested by the Bank will not bear interest, and it is understood that, in any event, the Bank shall have no liability in connection with its inability to purchase Shares within 30 days after the payment date as herein provided, or with the timing of any purchases affected. The Bank shall have no responsibility as to the value of the Shares acquired for Participants' accounts.

         7. The Bank will forward to each Participant any proxy solicitation material and will vote any Shares so held only in accordance with proxies returned to the Customer.

         8. The Bank will confirm to each Participant each acquisition made for the Participant's account as soon as practicable but not later than 60 days after the date thereof. The Bank will deliver to any Participant upon request, without charge, a certificate or certificates for his full Shares. Although a Participant may from time to time have an undivided fractional interest (computed to four decimal places) in a Share, and distributions on fractional Shares will be credited to the Participant's account, no certificates for a fractional Share will be issued. In the event of termination of a Participant's account under the Plan, the Bank will adjust for any such undivided fractional interest at the NAV of the Shares at the time of termination. If the transaction fees and commissions exceed the proceeds from the sale of the fractional Share, the Participant will receive a transaction advice instead of a check. In the alternative, upon receipt of the Participant's instructions, Shares will be sold and the proceeds sent to the Participant less brokerage commission as set forth on Schedule A hereto and any applicable taxes. The Bank will report annually to

Participants the amount of dividends and distributions credited to their accounts during the year.

         9. Any stock dividends or split Shares distributed by the Customer on full and fractional Shares held by the Bank for a Participant will be credited to the Participant's account. In the event that the Customer makes available to its Shareholders rights to purchase additional Shares or other securities, the Shares held for each Participant under the Plan will be added to other Shares held by the Participant in calculating the number of rights to be issued to that Participant.

         10. The Bank's service fee for handling reinvestment of distributions pursuant hereto will be paid by the Customer. Participants will be charged their pro rata share of brokerage commissions set forth on Schedule A hereto on all open market purchases. Any stock dividends or split shares paid or distributed by the Customer other than as a regular dividend, on Shares held by the Bank for a Participant, will be credited to such Participant's account, without a service charge.

         11. Each Participant may terminate his account under the Plan by notifying the Bank of his intent so to do, such notice to be provided either in writing duly executed by the Participant or by telephone in accordance with such reasonable requirements as the Bank and the Customer may agree. Such termination will be effective immediately if notice is received by the Bank not less than ten days prior to any distribution record date for the next succeeding distribution; otherwise such termination will be effective shortly after the investment of such distribution with respect to all subsequent distributions. The Plan may be terminated by the Customer or the Bank upon at least 90 days prior written notice to all Shareholders of the Customer. Upon termination, the Bank will cause a certificate or certificates for the full Shares held for each Participant under the Plan and cash adjustment for any fraction to be delivered to the Participant without charge. If any Participant elects in advance of such termination to have the Bank sell part or all of his Shares, the Bank is authorized to deduct from the proceeds the fee and brokerage commission set forth on Schedule A hereto.

         12. The Customer represents and warrants to the Bank that it will operate and administer the Plan in compliance with federal securities laws.

         13. The Bank shall not be liable for and the Customer shall indemnify and hold harmless the Bank from and against any and all claims, costs, demands, expenses and liabilities, including reasonable attorney's fees, which the Bank may sustain or incur or which may be asserted against the Bank resulting from:
(i) the purchase by the Bank of fewer shares than if distributions had been paid through new issuances due to market fluctuations between the Valuation Date and the date of the purchase on the open market, (ii) the Bank's inability to purchase Shares within 30 days after the payment date; or (iii) the timing of any purchases.



                                   ARTICLE VIII
                             CONCERNING THE CUSTOMER

         1. The Customer shall promptly deliver to the Bank written notice of any change in the Officers authorized to sign Share certificates, Certificates, notifications or requests, together with a specimen signature of each new Officer. In the event any Officer who shall have signed manually or whose facsimile signature shall have been affixed to blank Share certificates shall die, resign or be removed prior to issuance of such Share certificates, the Bank may issue such Share certificates as the Share certificates of the Customer notwithstanding such death, resignation or removal, and the Customer shall promptly deliver to the Bank such approvals, adoptions or ratifications as may be required by law.

         2. Each copy of the Charter of the Customer and copies of all amendments thereto shall be certified by the Secretary of State (or other appropriate official) of the state of incorporation, and if such Charter and/or amendments are required by law also to be filed with a county or other officer or official body, a certificate of such filing shall be filed with a certified copy submitted to the Bank. Each copy of the By-Laws and copies of all amendments thereto, and copies of resolutions of the Board of Directors of the Customer, shall be certified by the Secretary or an Assistant Secretary of the Customer under the corporate seal.

         3. Customer hereby represents and warrants:

         (a) It is a corporation duly organized and validly existing under the laws of Maryland.

         (b) This Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of Customer. The execution, delivery and performance of this Agreement by Customer do not and will not violate any applicable law or regulation and do not require the consent of any governmental or other regulatory body except for such consents and approvals as have been obtained and are in full force and effect.

                                   ARTICLE IX
                               CONCERNING THE BANK

         1. The Bank shall not be liable and shall be fully protected in acting upon any oral instruction, writing or document reasonably believed by it to be genuine and to have been given, signed or made by the proper person or persons and shall not be held to have any notice of any change of authority of any person until receipt of written notice thereof from an Officer of the Customer. It shall also be protected in processing Share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the duly authorized Officer or Officers of the Customer and the proper countersignature of the Bank.

         2. The Bank may establish such additional procedures, rules and regulations governing the transfer or registration of Share certificates as it may deem advisable and consistent with such rules and regulations generally adopted by bank transfer agents.

         3. The Bank may keep such records as it deems advisable but not inconsistent with resolutions adopted by the Board of Directors of the Customer. The Bank may deliver to the Customer from time to time at its discretion, for safekeeping or disposition by the Customer in accordance with law, such records, papers, Share certificates which have been cancelled in transfer or exchange and other documents accumulated in the execution of its duties hereunder as the Bank may deem expedient, other than those which the Bank is itself required to maintain pursuant to applicable laws and regulations, and the Customer shall assume all responsibility for any failure thereafter to produce any record, paper, cancelled Share certificate or other document so returned, if and when required. The records maintained by the Bank pursuant to this paragraph which have not been previously delivered to the Customer pursuant to the foregoing provisions of this paragraph shall be considered to be the property of the Customer, shall be made available upon request for inspection by the Officers, employees and auditors of the Customer, and shall be delivered to the Customer upon request and in any event upon the date of termination of this Agreement, as specified in Article X of this Agreement, in the form and manner kept by the Bank on such date of termination or such earlier date as may be requested by the Customer.

         4. The Bank may employ agents or attorneys-in-fact at the expense of the Customer (provided, however, that Customer consents to the use of any such agents or attorneys-in-fact), and shall not be liable for any loss or expense arising out of, or in connection with, the actions or omissions to act of its agents or attorneys-in-fact, so long as the Bank acts in good faith and without negligence or willful misconduct in connection with the selection of such agents or attorneys-in-fact.

         5. The Bank shall only be liable for any loss or damage arising out of its own negligence or willful misconduct; provided, however, that the Bank shall not be liable for any indirect, special, punitive or consequential damages.

         6. The Customer shall indemnify and hold harmless the Bank from and against any and all claims (whether with or without basis in fact or law), costs, demands, expenses and liabilities, including reasonable attorney's fees, which the Bank may sustain or incur or which may be asserted against the Bank except for any liability which the Bank has assumed pursuant to the immediately preceding section. The Bank shall be deemed not to have acted with negligence and not to have engaged in willful misconduct by reason of or as a result of any action taken or omitted to be taken by the Bank without its own negligence or willful misconduct in reliance upon (i) any provision of this Agreement, (ii) any instrument, order or Share certificate reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized Officer of the Customer, (iii) any Certificate or other instructions of an Officer, (iv) any opinion of legal counsel for the Customer, or (v) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed. Nothing contained herein shall limit or in any way impair the right of the Bank to indemnification under any other provision of this Agreement.

         7. Specifically, but not by way of limitation, the Customer shall indemnify and hold harmless the Bank from and against any and all claims (whether with or without basis in fact or law), costs, demands, expenses and liabilities, including reasonable attorney's fees, of any and every nature which the Bank may sustain or incur or which may be asserted against the Bank in connection with the genuineness of a Share certificate, the Bank's due authorization by the Customer to issue Shares and the form and amount of authorized Shares.

         8. The Bank shall not incur any liability hereunder if by reason of any act of God or war or other circumstances beyond its control, it, or its employees, officers or directors shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Agreement it is provided shall be done or performed or by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Agreement it is provided shall or may be done or performed.

         9. At any time the Bank may apply to an Officer of the Customer for written instructions with respect to any matter arising in connection with the Bank's duties and obligations under this Agreement, and the Bank shall not be liable for any action taken or omitted to be taken by the Bank in good faith in accordance with such instructions. Such application by the Bank for instructions from an Officer of the Customer may, at the option of the Bank, set forth in writing any action proposed to be taken or omitted to be taken by the Bank with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken, and the Bank shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, the Bank has received written instructions in response to such application specifying the action to be taken or omitted. The Bank may consult counsel to the Customer or its own counsel, at the expense of the Customer, and shall be fully protected with respect to anything done or omitted by it in good faith in accordance with the advice or opinion of such counsel.

         10. When mail is used for delivery of non-negotiable Share certificates, the value of which does not exceed the limits of the Bank's Blanket Bond, the Bank shall send such non-negotiable Share certificates by first class mail, and such deliveries will be covered while in transit by the Bank's Blanket Bond. Non-negotiable Share certificates, the value of which exceed the limits of the Bank's Blanket Bond, will be sent by insured registered mail. Negotiable Share certificates will be sent by insured registered mail. The Bank shall advise the Customer of any Share certificates returned as undeliverable after being mailed as herein provided for.

         11. The Bank may issue new Share certificates in place of Share certificates represented to have been lost, stolen or destroyed upon receiving instructions in writing from an Officer and indemnity satisfactory to the Bank. Such instructions from the Customer shall be in such form as approved by the Board of Directors of the Customer in accordance with applicable law or the By-Laws of the Customer governing such matters. If the Bank receives written notification from the owner of the lost, stolen or destroyed Share certificate within a reasonable time after he has notice of it, the Bank shall promptly notify the Customer and shall act pursuant to written instructions signed by an Officer. If the Customer receives such written notification from the owner of the lost, stolen or destroyed Share certificate within a reasonable time after he has notice of it, the Customer shall promptly notify the Bank and the Bank shall act pursuant to written instructions signed by an Officer. The Bank shall not be liable for any act done or omitted by it pursuant to the written instructions described herein. The Bank may issue new Share certificates in exchange for, and upon surrender of, mutilated Share certificates.

         12. The Bank will issue and mail subscription warrants for Shares, Shares representing stock dividends, exchanges or splits, or act as conversion agent upon receiving written instructions from an Officer and such other documents as the Bank may deem necessary.

         13. The Bank will supply shareholder lists to the Customer from time to time upon receiving a request therefor from an Officer of the Customer.

         14. In case of any requests or demands for the inspection of the shareholder records of the Customer, the Bank will notify the Customer and endeavor to secure instructions from an Officer as to such inspection. The Bank reserves the right, however, to exhibit the shareholder records to any person whenever it is advised by its counsel that there is a reasonable likelihood that the Bank will be held liable for the failure to exhibit the shareholder records to such person.

         15. At the request of an Officer, the Bank will address and mail such appropriate notices to shareholders as the Customer may direct.

         16. Notwithstanding any provisions of this Agreement to the contrary, the Bank shall be under no duty or obligation to inquire into, and shall not be liable for:

         (a) The legality of the issue, sale or transfer of any Shares, the sufficiency of the amount to be received in connection therewith, or the authority of the Customer to request such issuance, sale or transfer;

         (b) The legality of the purchase of any Shares, the sufficiency of the amount to be paid in connection therewith, or the authority of the Customer to request such purchase;

         (c) The legality of the declaration of any dividend by the Customer, or the legality of the issue of any Shares in payment of any stock dividend; or

         (d) The legality of any recapitalization or readjustment of the Shares.

         17. The Bank shall be entitled to receive and the Customer hereby agrees to pay to the Bank for its performance hereunder (i) out-of-pocket expenses (including legal expenses and attorney's fees) incurred in connection with this Agreement and its performance hereunder, and (ii) the compensation for services as set forth in Schedule I.

         18. The Bank shall not be responsible for any money, whether or not represented by any check, draft or other instrument for the payment of money, received by it on behalf of the Customer, until the Bank actually receives and collects such funds.

         19. The Bank shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against the Bank in connection with this Agreement.

                                   ARTICLE X
                                   TERMINATION

         Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than 60 days after the date of receipt of such notice. In the event such notice is given by the Customer, it shall be accompanied by a copy of a resolution of the Board of Directors of the Customer, certified by its Secretary, electing to terminate this Agreement and designating a successor transfer agent or transfer agents. In the event such notice is given by the Bank, the Customer shall, on or before the termination date, deliver to the Bank a copy of a resolution of its Board of Directors certified by its Secretary designating a successor transfer agent or transfer agents. In the absence of such designation by the Customer, the Bank may designate a successor transfer agent. If the Customer fails to designate a successor transfer agent and if the Bank is unable to find a successor transfer agent, the Customer shall, upon the date specified in the notice of termination of this Agreement and delivery of the records maintained hereunder, be deemed to be its own transfer agent and the Bank shall thereafter be relieved of all duties and responsibilities hereunder. Upon termination hereof, the Customer shall pay to the Bank such compensation as may be due to the Bank as of the date of such termination, and shall reimburse the Bank for any disbursements and expenses made or incurred by the Bank and payable or reimbursable hereunder.

                                    ARTICLE XI
                                  MISCELLANEOUS

         1. The indemnities contained herein shall be continuing obligations of the Customer and Bank, and their successors and assigns, notwithstanding the termination of this Agreement.

         2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Customer shall be sufficiently given if addressed to the Customer and mailed or delivered to it at 101 Barclay Street
(11E), New York, NY 10286, or at such other place as the Customer may from time to time designate in writing.

         3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Bank shall be sufficiently given if addressed to the Bank and mailed or delivered to it at its office at 101 Barclay Street
(22W), New York, New York 10286 or at such other place as the Bank may from time to time designate in writing.

         4. This Agreement may not be amended or modified in any manner except by a written agreement duly authorized and executed by both parties. Any duly authorized Officer may amend any Certificate naming Officers authorized to execute and deliver Certificates, instructions, notices or other instruments, and the Secretary or any Assistant Secretary may amend any Certificate listing the Shares.

         5. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the prior written consent of the other party, and provided, further, that any reorganization, merger, consolidation, or sale of assets, by the Bank shall not be deemed to constitute an assignment of this Agreement.

         6. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties agree that, all actions and proceedings arising out of this Agreement or any of the transactions contemplated hereby, shall be brought in the United States District Court for the Southern District of New York or in a New York State Court in the County of New York and that, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such court. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Agreement or the transactions contemplated hereby.

         7. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original; but such counterparts, together, shall constitute only one instrument.

         8. The provisions of this Agreement are intended to benefit only the Bank and the Customer, and no rights shall be granted to any other person by virtue of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officers, thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.


Attest:                             COHEN & STEERS WORLDWIDE
                                    REALTY INCOME FUND, INC.


_________________________           By: _________________________
                                    Name:________________________
                                    Title:_______________________


Attest:                             THE BANK OF NEW YORK


_________________________           By: _________________________
                                    Name:________________________
                                    Title:_______________________

                                   SCHEDULE I

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                         STOCK TRANSFER AGENCY AGREEMENT


                                     between


                Cohen & Steers Worldwide Realty Income Fund, Inc.


                                       and


                              THE BANK OF NEW YORK


                           Dated as of March __, 2005


                      Account Number(s)_____________________


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